EXHIBIT 99.1

Contact:

Blake Stowell	Anton Nicholas
The SCO Group	Sloane & Company
bstowell@sco.com	anicholas@sloanepr.com
Tel: (801) 932-5703	Tel: (212) 446-1889
www.sco.com

The SCO Group Announces Third Quarter Fiscal 2005 Results

LINDON, Utah, September 7, 2005 — The SCO Group, Inc. (Nasdaq: SCOX), a leading provider of UNIX® software technology for distributed, embedded and network-based systems, today reported results for its fiscal third quarter ended July 31, 2005.

Revenue for the third quarter of fiscal year 2005 was $9,353,000 as compared to $11,205,000 for the comparable quarter of the prior year.  The decrease in revenue in the third quarter of fiscal year 2005 from the comparable quarter of the prior year was primarily due to continued competitive pressures on the Company’s UNIX products and services and a decrease in SCOsource licensing revenue.

The net loss attributable to common stockholders for the third quarter of fiscal year 2005 was $(2,372,000), or $(0.13) per diluted common share, as compared to net income available to common stockholders of $7,501,000 or $0.38 per diluted common share for the comparable quarter of the prior year.  Included in the net income available to common stockholders for the third quarter of fiscal year 2004 was a one-time contribution of capital of $14,924,000 recorded as a dividend.  Exclusive of this dividend, the net loss for the third quarter of fiscal year 2004 was $(7,423,000).

“The third quarter was a productive quarter for SCO,” said Darl McBride, President and CEO of The SCO Group.  “Our UNIX business operated profitably for the third consecutive quarter and we launched SCO OpenServer 6 which has received many favorable reviews and is showing traction with customers.  We also recently concluded our annual SCO Forum event in Las Vegas and received positive feedback on our UNIX business from the partners, resellers and customers who attended the event.”

McBride concluded, “Finally, we remain committed to pursuing our legal strategy in the courtroom and look forward to presenting our case in February 2007.”

Revenue for the nine months ended July 31, 2005 was $27,476,000 as compared to $32,734,000 for the nine months ended July 31, 2004.  The net loss attributable to common stockholders for the first nine months of fiscal year 2005 was $(7,295,000), or $(0.41) per diluted common share, as compared to a net loss attributable to common stockholders of $(9,711,000), or $(0.67) per diluted common share for the first nine months of fiscal year 2004.

Cash and cash equivalents and available-for-sale securities were $12,602,000 as of July 31, 2005.  In addition, $3,579,000 is held in an escrow account and is classified as a component of restricted cash as of July 31, 2005, to be used to pay for certain expenses associated with our litigation.

UNIX Business

The Company released SCO OpenServer 6 on June 22, 2005 at an event for SCO’s software and hardware partners, customers, and members of the media and analyst community in New York City at Yankee Stadium.

SCO OpenServer 6 has been the subject of numerous positive reviews by analysts and the media including eWeek, Networkworld and UnixReview.  SCO resellers have received a high level of interest in this upgrade from their customers due to the product’s increased performance, support for more powerful hardware and a broader array of applications as well as significant security and stability enhancements.

The Company’s UNIX business was profitable during the third quarter.  This marks the third consecutive quarter of profitability for the UNIX business, and SCO’s executive team remains committed to running a profitable UNIX business in future quarters.

Conference Call

As previously announced, The SCO Group will host a conference call at 5:00 p.m. EDT today, September 7, 2005 to discuss its third quarter results. To participate in the teleconference, please call toll free 877-502-9276 or use the toll number 913-981-5591; confirmation code: 7700475, approximately five minutes prior to the time stated above. A listen-only Web cast of the call will be broadcast live with a replay available the following day. The Web cast and replay may be accessed from http://ir.sco.com/medialist.cfm.

Forward-Looking Statements

The statements contained in this press release regarding (i) our legal strategy and (ii) the future profitability of our UNIX business that are not historical facts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks and uncertainties.  We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements.  These factors include, but are not limited to, continued competitive pressure on its operating system products which could impact the profitability of the UNIX business, unforeseen legal costs related to our litigation, our inability to develop new products and services, and our inability to see our litigation through to its conclusion.  These and other factors could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.  These forward-

looking statements speak only as of the date on which such statements are made, and SCO undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

About SCO

The SCO Group, Inc. (Nasdaq: SCOX - News) is a leading provider of UNIX software technology for distributed, embedded and network-based systems, offering SCO OpenServer for small to medium business and UnixWare for enterprise applications and digital network services.  SCO’s highly innovative and reliable solutions help millions of customers to grow their businesses every day, from SCO OpenServer on main street to UnixWare on Wall Street, and beyond.  SCO owns the core UNIX operating system originally developed by AT&T/Bell Labs and is the exclusive licensor to UNIX-based system software providers.

Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers.  SCO Global Services provides reliable localized support and services to partners and customers.  For more information on SCO products and services, visit http://www.sco.com.

SCO and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX is a registered trademark of The Open Group. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Condensed Consolidated Balance Sheets Data

(unaudited, in thousands)

	July 31, 2005	October 31, 2004
Assets:
Cash and cash equivalents	$6,526	$12,693
Restricted cash	4,004	8,283
Available-for-sale securities	6,076	18,756
Accounts receivable, net	4,947	6,638
Other current assets	2,376	1,870
Total current assets	23,929	48,240
Property and equipment, net	578	649
Intangibles, net	3,383	5,413
Other assets	1,118	1,098
Total assets	$29,008	$55,400

Liabilities:
Accounts payable	$1,337	$7,854
Accrued payroll and accrued expenses	5,449	7,224
Accrued compensation to law firms	—	7,956
Deferred revenue	4,021	4,877
Other current liabilities	2,059	4,916
Total current liabilities	12,866	32,827
Long-term liabilities	340	343
Common stock subject to rescission	1,104	528
Stockholders’ equity	14,698	21,702
Total liabilities and stockholders’ equity	$29,008	$55,400

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Condensed Consolidated Statements of Operations Data

(unaudited, in thousands, except per share data)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2005	2004	2005	2004

Products revenue	$7,953	$8,929	$23,095	$27,056
SCOsource licensing revenue	32	678	132	709
Services revenue	1,368	1,598	4,249	4,969
Total revenue	9,353	11,205	27,476	32,734
Cost of products revenue	695	741	1,902	2,364
Cost of SCOsource licensing revenue	3,085	7,396	9,467	15,486
Cost of services revenue	700	878	2,195	3,273
Total cost of revenue	4,480	9,015	13,564	21,123
Gross margin	4,873	2,190	13,912	11,611
Operating expenses:
Sales and marketing	2,935	4,233	8,835	13,952
Research and development	1,940	2,592	6,137	8,167
General and administrative	1,647	1,889	5,446	5,793
Loss on impairment of long-lived assets	—	—	—	2,139
Severance and exit costs	—	—	—	682
Amortization of intangibles	593	593	1,779	1,973
Stock-based compensation	—	270	22	868
Total operating expenses	7,115	9,577	22,219	33,574
Loss from operations	(2,242)	(7,387)	(8,307)	(21,963)
Equity in income (loss) of affiliate	(19)	41	51	115
Other income (expense), net	(27)	99	1,282	6,284
Loss before income taxes	(2,288)	(7,247)	(6,974)	(15,564)
Provision for income taxes	(84)	(176)	(321)	(1,270)
Net loss	(2,372)	(7,423)	(7,295)	(16,834)
Contribution from (dividends on) convertible preferred stock	—	14,924	—	7,123
Net income available (loss applicable) to common stockholders	$(2,372)	$7,501	$(7,295)	$(9,711)
Basic net income (loss) per common share	$(0.13)	$0.49	$(0.41)	$(0.67)
Diluted net income (loss) per common share	$(0.13)	$0.38	$(0.41)	$(0.67)
Weighted average basic common shares outstanding	17,993	15,242	17,885	14,389
Weighted average diluted common shares outstanding	17,993	19,912	17,885	14,389

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